Exhibit 10.28
2010 COMPENSATION INFORMATION FOR REGISTRANT’S EXECUTIVE OFFICERS
     The table below provides information regarding (i) the base salary of each executive officer of GTx, Inc. (the “Company”), effective as of January 1, 2010, and (ii) the target cash bonus award for each of the Company’s executive officers under the Company’s Executive Bonus Compensation Plan for Fiscal 2010, expressed as a percentage of applicable base salary:

		2010	2010
		Annual	Target
Executive Officer	Title	Salary ($)	Bonus (%)
Mitchell S. Steiner	Chief Executive Officer and Vice-Chairman of the Board of Directors	525,000	65
Marc S. Hanover	President and Chief Operating Officer	456,750	55
Ronald A. Morton, Jr.	Vice President, Chief Medical Officer	452,025(1)	30
James T. Dalton	Vice President, Preclinical Research and Development	400,000	30
Henry P. Doggrell	Vice President, General Counsel and Secretary	301,281	30
Mark E. Mosteller	Vice President, Chief Financial Officer and Treasurer	298,083	30
Gregory A. Deener	Vice President, Sales and Marketing	257,985	30

(1)	Dr. Morton will also be eligible for tax gross-up payments related to certain travel expenses paid by the Company during 2010 on his behalf.